   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2003

                                                      REGISTRATION NO. 333-92495
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                  ---------------------------------------------

                                 AMENDMENT NO. 1
                                   TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                  ---------------------------------------------

                         HUTTIG BUILDING PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE            555 MARYVILLE UNIVERSITY DRIVE,          43-0334550
(State or other                  SUITE 240                    (I.R.S. Employer
jurisdiction of           ST. LOUIS, MISSOURI 63141          Identification No.)
incorporation or              (314) 216-2600
 organization)    (Address of Principal Executive Offices)

                         HUTTIG BUILDING PRODUCTS, INC.
                         SAVINGS AND PROFIT SHARING PLAN
                            (Full title of the plan)

                                THOMAS S. MCHUGH
                      CHIEF FINANCIAL OFFICER AND TREASURER
                         HUTTIG BUILDING PRODUCTS, INC.
                    555 MARYVILLE UNIVERSITY DRIVE, SUITE 240
                            ST. LOUIS, MISSOURI 63141
                                 (314) 216-2600
                      (Name, address and telephone numbers,
                   including area code, of agent for service)

                                    COPY TO:
                             ROBERT M. LAROSE, ESQ.
                               THOMPSON COBURN LLP
                                ONE US BANK PLAZA
                            ST. LOUIS, MISSOURI 63101
                            TELEPHONE: (314) 552-6000
                            FACSIMILE: (314) 552-7000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
       TITLE OF EACH CLASS OF           AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
    SECURITIES TO BE REGISTERED       REGISTERED(2)(3)     OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION FEE
                                                            PER SHARE(4)            PRICE (4)
---------------------------------     -----------------   ----------------      ------------------      ----------------
Common Stock, $.01 par value (1)       2,000,000 shares        $2.73              $5,460,000.00             $442.00

Participant interests pursuant to       Indeterminate           N/A                    N/A                    N/A
Rule 416(c)
==========================================================================================================================

(1)      Includes one attached Preferred Share Purchase Right per share.

(2) The shares being registered hereby are reserved for issuance pursuant to the Company's Savings and Profit Sharing Plan.

(3) The Company previously registered 300,000 shares pursuant to the initial Registration Statement on Form S-8, filed December 10, 1999.

(4) Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon a price of $2.73 per share, being the average of the high and low transaction prices of the Company's Common Stock per share as reported by the New York Stock Exchange on September 19, 2003.

================================================================================

                         HUTTIG BUILDING PRODUCTS, INC.
                         SAVINGS AND PROFIT SHARING PLAN

                                EXPLANATORY NOTE

                  This Amendment No. 1 to Registration Statement on Form S-8 (this "Amendment") is being filed by Huttig Building Products, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 2,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued pursuant to the Company's Savings and Profit Sharing Plan. The additional shares of Common Stock to be registered pursuant to this Amendment include one attached Preferred Share Purchase Right per share. The Company previously registered 300,000 shares of its Common Stock and an indeterminate amount of plan interests pursuant to Rule 416(c) under the Securities Act of 1933, as amended, pursuant to the initial Registration Statement on Form S-8, File No. 333-92495 (the "Initial Registration Statement") filed with the Securities and Exchange Commission on December 10, 1999. The contents of the Initial Registration Statement are incorporated herein by reference.

Item 8.    Exhibits.

           See Exhibit Index located at page 4 hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-92495) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 23, 2003.

                                       HUTTIG BUILDING PRODUCTS, INC.


                                       By: /s/ Thomas S. McHugh
                                           -------------------------------------
                                           Thomas S. McHugh
                                           Chief Financial Officer and Treasurer
                                           (Principal Financial and Accounting
                                             Officer)


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Michael A. Lupo and Thomas S. McHugh and any of them (with full power to each of them to act alone) the true and lawful attorneys-in fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-92495) and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

                Signature                          Title                                       Date
                ---------                          -----                                       ----
  /s/  Michael A. Lupo                      President, Chief Executive Officer              September 17, 2003
------------------------------------        and Director
Michael A. Lupo
Principal Executive Officer

  /s/  Thomas S. McHugh                     Chief Financial Officer and                     September 23, 2003
------------------------------------        Treasurer
Thomas S. McHugh
Principal Financial and
Accounting Officer

/s/  R.S. Evans                             Chairman of the Board                           September 17, 2003
------------------------------------
R.S. Evans

/s/  E. Thayer Bigelow, Jr.                 Director                                        September 17, 2003
------------------------------------
E. Thayer Bigelow, Jr.

/s/  Grant W. Bruce                         Director                                        September 17, 2003
------------------------------------
Grant W. Bruce

/s/  Alan S. J. Durant                      Director                                        September 17, 2003
------------------------------------
Alan S. J. Durant

/s/  Richard S. Forte                       Director                                        September 17, 2003
------------------------------------
Richard S. Forte

                                            Director                                        September   , 2003
------------------------------------
Dorsey R. Gardner

/s/  Delbert H. Tanner                      Director                                        September 17, 2003
------------------------------------
Delbert H. Tanner


         Pursuant to the requirements of the Securities Act of 1933, the administrator of the Huttig Building Products, Inc. Savings and Profit Sharing Plan has duly caused this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-92495) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 23, 2003.


                                             HUTTIG BUILDING PRODUCTS, INC.
                                             SAVINGS AND PROFIT SHARING PLAN


                                             By: /s/ Nick H. Varsam
                                                 -------------------------------
                                                 Nick H. Varsam
                                                 Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------
4.1      Restated Certificate of Incorporation of the Registrant, filed as
         Exhibit 3.1 to the Registrant's Form 10, as amended (File No. 1-15313), is incorporated herein by reference.

4.2 Restated By-Laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form 10, as amended (File No. 1-15313), is incorporated herein by reference.

4.3 Preferred Share Purchase Rights of the Registrant, registered pursuant to the Registrant's Form 10, as amended (File No. 1-15313), are incorporated herein by reference.

4.4      Rights Agreement dated December 6, 1999, filed as Exhibit 4.2 to the
         Registrant's Form 10, as amended (File No. 1-15313), is incorporated herein by reference.

5.1      Opinion of Thompson Coburn LLP.

23.1     Consent of Thompson Coburn LLP (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24       Power of Attorney (included in the signature pages to this Registration
         Statement).



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